June 18, 1998



One Valley Bancorp, Inc.,
     Summers and Lee Streets,
          P. O. Box 1793,
               Charleston, West Virginia    25326.

Dear Sirs:

         We have acted as tax counsel to One Valley Bancorp, Inc. ("One Valley") in connection with the Registration Statement on Form S-4 of One Valley filed with the Securities and Exchange Commission on June 18, 1998 (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus included in the Registration Statement subject to the limitations set forth thereunder.

         We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "Certain Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                  Very truly yours,



                                                  /s/ Sullivan & Cromwell


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